Exhibit 10.2

Kohlberg Kravis Roberts & Co., L.P.

2800 Sand Hill Road

Menlo Park, CA 94025

April 16, 2007

Alliance Imaging, Inc.

1900 S. State College Blvd., Suite 600

Anaheim, California 92806

Ladies and Gentlemen:

Reference is made to that certain letter agreement, dated as of November 2, 1999 (the “Letter Agreement”), between Alliance Imaging, Inc., a Delaware corporation (the “Company”), and Kohlberg Kravis Roberts & Co., L.P. (“KKR”).  Reference is further made to that certain Stock Purchase Agreement, dated as of March 16, 2007 (the “Stock Purchase Agreement”), by and among Viewer Holdings LLC, a Delaware limited liability company and an affiliate of KKR (the “Seller”), OCM Principal Opportunities Fund IV, L.P., a Cayman Islands exempted limited partnership (“OCM Fund”), and MTS Health Investors II, L.P., a Delaware limited partnership (together with OCM Fund, the “Purchasers”), relating to the sale by the Seller to the Purchasers of 24,501,505 shares of Common Stock, par value $0.01, of the Company, and to Section 6.2(f) of the Stock Purchase Agreement, pursuant to which it is a condition to the Purchasers’ obligation to purchase such shares that KKR and the Company have entered into this Letter Agreement amendment.  Capitalized terms used but not defined herein have the meanings assigned to them in the Letter Agreement.

This Letter Agreement amendment serves to confirm our understanding and agreement as follows:

1.             From and after the Closing (as defined in the Stock Purchase Agreement), (a) no payment obligations shall accrue under Section 1 or Section 3 of the Letter Agreement; provided, however, the foregoing shall not be deemed to apply with respect to unpaid fees and expenses accrued prior to Closing in an amount not in excess of $475,000 (the “Unpaid Fees & Expenses”), and nothing in this Letter Agreement amendment shall be deemed to affect the Company’s obligation to pay to KKR the Unpaid Fees and Expenses; and (b) KKR shall have no further performance obligations pursuant to Section 1 of the Letter Agreement.

2.             The Company shall not have any indemnification or contribution obligation pursuant to Section 4 of the Letter Agreement with respect to any actions or inactions of any Indemnified Party occurring after the Closing.  For the avoidance of doubt, the foregoing shall not be deemed to affect the obligations of the Company pursuant to Section 4 of the Letter Agreement (a) arising prior to the Closing, (b) with respect to any activity contemplated by the Letter Agreement or KKR’s retention pursuant to, and KKR’s affiliates’ performance of the services contemplated by, the Letter Agreement, in each case prior to the Closing, or (c) otherwise with respect to any actions or inactions of any Indemnified Party prior to the Closing.

3.             Upon the Closing, Sections 2, 8, 9 and 13 of the Letter Agreement shall terminate.

4.             Sections 5, 6, 7, 10, 11 and 12 of the Letter Agreement shall survive the Closing in their entirety.

5.             This Letter Agreement amendment shall be effective upon the Closing.

[Signature Page Follows]

Very truly yours,

KOHLBERG KRAVIS ROBERTS & CO., L.P.

		By:	/s/ Michael W. Michelson
		Name:	Michael W. Michelson
		Title:	Member

AGREED TO AND ACCEPTED:

ALLIANCE IMAGING, INC.

By:	/s/ Eli H. Glovinsky
Name:	Eli H. Glovinsky
Title:	Executive Vice President, General Counsel
and Corporate Secretary

[Signature Page to Letter Agreement Amendment]